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Q COMM INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Q COMM INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, NOVEMBER 29, 2005

The Annual Meeting of Shareholders of Q Comm International, Inc. (“Q Comm”) will be held at Q Comm’s corporate offices located at 510 E. Technology Avenue, Building C, Orem, Utah on Tuesday, November 29, 2005, at 2:00 p.m., Mountain Standard Time, for the purpose of considering and acting upon the following:

1.	To elect six directors to serve for a one-year term that expires at the 2006 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as Q Comm’s independent auditors for the current fiscal year; and

3.	To transact such other business as may legally come before the meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on November 2, 2005, as the record date for determining the shareholders having the right to notice of and to vote at the meeting and at any adjournment or postponements thereof.

By order of the Board of Directors

/s/ William K. Jurika
William K. Jurika
Chairman of the Board

Dated: Orem, Utah
November 8, 2005

IMPORTANT:
Every shareholder, whether or not he or she expects to attend the Annual Meeting in person, is urged to sign and date the enclosed Proxy and return it promptly in the enclosed business reply envelope.

Sending in your Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable, at your option, in accordance with the procedures described in the attached Proxy Statement.

We would appreciate your giving this matter your prompt attention.

2

Q COMM INTERNATIONAL, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, NOVEMBER 29, 2005

Proxies in the form enclosed with this Statement are solicited by the Board of Directors of Q Comm International, Inc., a Utah corporation (“Q Comm” or the “Company”) to be used at the Annual Meeting of Shareholders, and at any adjournments thereof, to be held at Q Comm’s corporate offices located at 510 E. Technology Avenue, Building C, Orem, Utah on Tuesday, the 29th day of November, 2005, at 2:00 p.m., Mountain Standard Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement (the “Annual Meeting”). The Board of Directors knows of no other business which will come before the meeting. Q Comm’s principal executive offices are located at 510 East Technology Avenue, Building C, Orem, Utah, 84097. The approximate date on which this Statement and the accompanying proxy will be mailed to shareholders is November 11, 2005. The Company’s annual report on Form 10-KSB/A for the year ended December 31, 2004, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND QUORUM

Shareholders of record at the close of business on November 2, 2005 are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 5,914,794 shares of common stock of the Company outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented for action at the meeting. Shares of common stock were the only voting securities of the Company outstanding on the record date. A quorum will be present at the Annual Meeting if a majority of the shares of common stock outstanding on the record date are present at the meeting in person or by proxy.

VOTING OF PROXIES

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the six director nominees named in this Proxy Statement; (ii) for ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2005; and (iii) in the proxyholders’ discretion, on any other business that may come before the meeting and any adjournments of the meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Utah law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e. shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal. A shareholder who has signed and returned the enclosed proxy may revoke it at any time before it is voted by (i) submitting to the Company a properly executed proxy bearing a later date, (ii) submitting to the Company a written revocation of the proxy or (iii) voting in person at the Annual Meeting.

VOTING REQUIREMENTS

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of a majority of votes cast for or against the matter by shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter it will have no effect on the outcome of the vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six members. Our Amended and Restated Bylaws provide that directors will serve until the next Annual Meetings of shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

NOMINEES

Our Board of Directors has nominated Gary Crook, Harry Hargens, William Jurika, Michael Keough, Steven Phillips and Thomas Tesmer for re-election as directors. All nominees for director have indicated that they are willing and able to serve if elected, and have consented to being named as nominees in this Proxy.

INFORMATION CONCERNING THE NOMINEES

The following table sets forth the name and age of each nominee, the principal occupation of each during the past five years and the period during which each has served as a director of Q Comm. Each nominee is currently serving as a director of Q Comm. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All of the nominees to the Board of Directors have been approved, recommended and nominated for re-election to the Board of Directors by our Compensation and Personnel Committee and by the Board of Directors. There are no family relationships between any of the directors or any of the executive officers.

NOMINEES FOR ELECTION AS DIRECTORS SERVING FOR A ONE-YEAR TERM EXPIRING IN 2006

Name	Principal Occupation during Past Five Years	Age	Director Since
Gary Crook	Gary Crook joined our Board of Directors in April 2004. Since 2005, Mr. Crook has been an independent consultant. From 2000 to 2005 he was the senior vice president, operations of The INTEQ Group, Inc., a pharmacy benefit management company. >From 1995 to 2000, Mr. Crook served as the senior vice president, chief financial officer for SOS Staffing Services, Inc., which was a NASDAQ listed company providing temporary staffing and information technology consulting. Mr. Crook has an MBA and a Bachelor of Science degree in business economics from the University of Utah.	52	2004

Harry Hargens
Harry Hargens joined our Board of Directors in August 2004. He has been active in the payments/transaction processing industry since 1981, having held senior management positions responsible for sales, marketing, and product development, at Omron, VeriFone, TransNet (now part of Paymentech), HONOR (STAR), and National Data (Global Payments). Presently, he serves as a CEO, President, and Director of InstaPay Systems Inc. (OTCBB: IPYS), the holding company of Kryptosima LLC, which he founded in 2000. He holds an MBA with honors from The University of Chicago, and a BSEE with honors from Illinois Institute of Technology.
		50	2004

William Jurika	William Jurika was appointed to our Board of Directors in April 2004 and was subsequently elected Chairman. Mr. Jurika is a past vice president of institutional sales for E. F. Hutton. Since January 2000, Mr. Jurika has been a private investor. From 1998 to 2000, he was Chairman of Jurika & Voyles, a company engaged in the business of investment services. Mr. Jurika is a director of QuadraMed, a company that provides information technology solutions to the healthcare industry.	65	2004

Michael Keough	Michael Keough joined us in December 2004, taking the role of Chief Executive Officer previously held by Terry Kramer. Prior to joining Q Comm, Mr. Keough served as Chief Executive Officer, President, and Chief Strategy Officer of ClearOne Communications, a publicly traded company specializing in audio, video, and web- based conferencing products and services. From 1998 to 2002, Mr. Keough served as Senior Vice President of World Wide Sales for Learnframe, a company that provides web-based training, and for Tempo, a company specializing in testing equipment for the telecom industry.	49	2004

Steven Phillips
Steven Phillips joined our Board of Directors in April 2004. He is an attorney who gained a broad legal background while practicing for 15 years, the last eight years as a partner with Morrison & Foerster LLP in San Francisco, California, including experience in mergers and acquisitions, regulatory practice and litigation. Since May 1996, he has been assistant general counsel with CMS Enterprises Company, a subsidiary of CMS Energy Corporation, a holding company with subsidiaries that provide utility services in Michigan and operate international energy generation facilities. Mr. Phillips has a Juris Doctor from the University of California, Hastings College of Law and a Bachelor of Arts degree from the University of California, Santa Cruz.
		50	2004

Thomas Tesmer
Thomas Tesmer has been on our Board of Directors since June 2004. He has over 25 years in the transaction processing industry, in particular with electronic funds transfer and point-of-sale payments. Presently he serves as the Senior Vice President of Processing with ITC Financial Services a pioneer in electronic payment solutions using stored value cards. Most recently, he also served as Executive Vice President of Front End Systems for Heartland Payment Systems Inc, one of the largest independent merchant payment-processing organizations in the United States. He also was the President and CEO of Access Services Inc, a credit card merchant payments processing corporation.
		58	2004

The Board of Directors has unanimously nominated Gary Crook, Harry Hargens, William Jurika, Michael Keough, Steven Phillips and Thomas Tesmer as its nominees and recommends that shareholders vote “FOR” the election of these nominees.

BOARD OF DIRECTORS MEETING AND COMMITTEES

During the year ended December 31, 2004, the Board of Directors held four meetings, its Audit Committee held four meetings and its Compensation and Personnel Committee had four meetings. Each of our incumbent directors attended at least 75% of the number of Board of Directors meetings and committee meetings on which such directors served.

We have a policy of encouraging our directors to attend annual meetings of shareholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board of Directors. One of our directors who was serving at the time attended our last shareholder meeting held on May 27, 2004.

In March 2004 our Compensation Committee and Nominating Committee were consolidated and their functions assumed by a newly designated Compensation and Personnel Committee. Our two currently standing committees, the Audit Committee and the Compensation and Personnel Committee are described below.

AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Crook (Chairman), Hargens and Phillips. The primary purposes of our Audit Committee are (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence and (iv) the performance of our independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in our annual proxy statement.

Our Board of Directors has determined that each of the members of our Audit Committee is independent within the meaning of Section 121(A) of the American Stock Exchange (“Amex”) listing standards and the SEC. No member of the Audit Committee is an officer of the Company or employed or affiliated with our outside accountants, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board of Directors, financially literate, and at least one member of the Audit Committee has accounting or related financial management experience. The Board of Directors has determined that Mr. Crook, is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended, and “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters - Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below.

Our Audit Committee Charter is included as Appendix A to this Proxy Statement.

COMPENSATION AND PERSONNEL COMMITTEE

Our Compensation and Personnel Committee was established in March 2004. Prior to that time, the functions of the Compensation and Personnel Committee were performed by a committee of a different name. The Compensation and Personnel Committee’s current composition consists of Messrs. Jurika (Chairman), Phillips and Tesmer. Each member of our Compensation and Personnel Committee is independent within the meaning of the rules of Amex and SEC and no member receives directly or indirectly any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards. The primary purposes of the Compensation and Personnel Committee are to (a) determine, or recommend to the Board of Directors for determination, the compensation of our chief executive officer, (b) review and recommend the compensation and benefits payable to our other officers, (c) review our policy relating to employee compensation and benefits, (d) administer our stock option plans and (e) select, or recommend to the Board of Directors, director nominees for annual meetings of shareholders.

The Compensation and Personnel Committee does not set specific, minimum qualifications that director nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. Members of the Compensation and Personnel Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants may also be employed to help in identifying candidates. Once a candidate is identified whom the committee wants to consider seriously and move toward nomination, the Chairperson of the Compensation and Personnel Committee enters into a discussion with that nominee. The policy of the Compensation and Personnel Committee provides that nominees recommended by shareholders be evaluated in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Compensation and Personnel Committee for election at our 2005 Annual Meeting of shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws, to Mark Robinson, Corporate Secretary at Q Comm International, Inc., 510 East Technology Avenue, Orem, Utah 84097.

Our Compensation and Personnel Committee Charter is included as Appendix B to this Proxy Statement. This charter is not available on the Company’s website.

Our executive compensation consists of three components: base salary, annual incentive compensation in the form of cash bonuses and stock options, each of which is intended to complement the others and, together, to satisfy Q Comm’s compensation objectives. The Compensation and Personnel Committee’s policies with respect to each of the three components are discussed below:

Base Salary. The Compensation and Personnel Committee considers several factors in determining base salaries for our executive officers, including industry information regarding comparative positions, responsibilities of the executive officers, length of service with Q Comm, and corporate and individual performance. Such factors are applied by the Compensation and Personnel Committee on a subjective basis and without application of set criteria. When determining base salaries, Q Comm examines the base salaries at companies of similar size and with similar employee bases. Also, the Compensation and Personnel Committee believes that Q Comm’s competitors for executive talent include a broad range of companies, and not just those companies in a peer group established to compare shareholder returns. Thus, the industry information used by the Compensation and Personnel Committee are not entirely derived from the same peer group as used in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

Bonuses. Cash bonuses paid to our executive officers are based on performance objectives against the Company’s goals that are established at the beginning of the year, subject to modifications to reflect unusual or unforeseen circumstances. These goals are largely financial goals based on objective standards such as net revenue and earnings as compared to targets.

Stock Options. Stock options provide additional incentives to our executive officers to maximize long-term shareholder value. The options that have been granted vest over a defined period to encourage these executive officers to continue their employment with Q Comm. Q Comm also grants stock options to many employees, commensurate with their potential contributions to Q Comm. Such factors are applied on a subjective basis by the Compensation and Personnel Committee and without use of specific objectives or formulas.

Chief Executive Officer Compensation. Terry Kramer was the Chief Executive Officer of Q Comm through December 31, 2004. For fiscal year 2004, Mr. Kramer received base salary compensation based upon industry averages for comparative positions, responsibilities, length of service and corporate and individual performance.

Submitted by the Compensation and Personnel Committee

William Jurika, Chairman
Steven Phillips
Thomas Tesmer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of October 31, 2005, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each executive officer named in the summary compensation table below; and
•	all of our directors and executive officers as a group.

As of October 31, 2005, there were 5,914,794 shares of our common stock outstanding. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of the common stock owned by them. When option or warrants are stated to be “currently exercisable,” this means that the holder has the right to exercise those options or warrants as of October 31, 2005, or within a period of sixty days thereafter.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Beneficially Owned

William Jurika(3)	1,341,050	22.0%
Michelle Jurika(4)	1,032,850	16.9%
Jurika Family Trust, U/A 1989(5)	1,032,850	16.9%
JMK Investment Partners, L.P.(6)	308,200	5.1%
Pike Capital Partners, LP(7)	1,801,300	29.5%
Harry Hargens	5,000	*
Steven Phillips	5,000	*
Thomas Tesmer	5,000	*
Michael Keough	53,333	*
Mark Robinson	14,999	*
Charles Callis	14,583	*
Darin Hunsaker	25,625	*
Fred Schade	23,957	*
Gary Crook	5,000	*
All directors and executive officers as a group (ten persons)	1,519,484	24.9%

* Less than 1%

(1)	Except as otherwise noted in the footnotes below, all addresses are c/o Q Comm International, Inc., 510 East Technology Ave, Building C, Orem, Utah 84097.

(2)
According to the rules and regulations of the SEC, shares that a person has a right to acquire within 60 days of the date of this report are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Mr. William Jurika holds the option to acquire 20,000 shares of common stock, of which 5000 shares are currently exercisable. He indirectly holds 1,341,050 shares of common stock through both the Jurika Family Trust U/A 1989 and JMK Investment Partners, L.P. He shares voting and investment power, as a co-trustee of the Jurika Family Trust, U/A 1989, which directly holds: (i) 548,170 shares of common stock; and (ii) warrants to acquire 479,680 shares of common stock (which are currently exercisable). He shares voting and investment power, as a managing member of JMK Investment Partners, LLC, the General Partner of JMK Investment Partners, L.P., which directly holds 308,200 shares of common stock.

(4)
Mrs. Michelle Jurika owns no shares directly. She indirectly holds 1,032,850 shares of common stock through the Jurika Family Trust U/A 1989. She shares voting and investment power as a co-trustee of the Jurika Family Trust, U/A 1989, which directly holds: (i) 548,170 shares of common stock; and (ii) warrants to acquire 479,680 shares of common stock (which are currently exercisable).

(5)
The address of the Jurika Family Trust U/A 1989 is 2030 Franklin Street, Suite 210, Oakland, California 94612. This trust directly holds 1,032,850 shares of common stock, including: (i) 548,170 shares of common stock; and (ii) warrants to acquire 479,680 shares of common stock (which are currently exercisable).

(6)	The address of JMK Investment Partners, L.P. is 2030 Franklin Street, Suite 210, Oakland, California 94612. This partnership directly holds 308,200 shares of common stock.

(7)	Pike Capital Partners, LP directly holds 1,801,300 shares of common stock. The address of Pike Capital Partners, LP is 275 Madison Avenue, Suite 418, New York, NY 10016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best of our knowledge, based solely on review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filings were made in a timely manner, with the exception of the following: Gary Crook, Harry Hargens, William Jurika, Steve Phillips and Tom Tesmer each failed to file Form 3s or Form 4s with respect to the grant to each of them of 15,000 stock options on May 27, 2004.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and principal position, of the executive officers of the Company:

Name	Age	Position
Michael D. Keough	49	Chief Executive Officer, President and Director
Mark W. Robinson	47	Chief Financial Officer, Secretary and Treasurer
Charles A. Callis	49	Vice President of Business Development and Marketing
Darin W. Hunsaker	39	Vice President of Sales
Fred D. Schade	40	Vice President of Engineering

The principal occupation and business experience for at least the last five years for Messrs. Robinson, Callis, Hunsaker and Schade are set forth below. Comparable background information for Messr. Keough has been provided in the information set forth for nominees under Proposal No. 1. All executives listed above have consented to the use of their names in this Proxy Statement.

Mark W. Robinson joined us in May 2005. Prior to joining Q Comm, Mr. Robinson was chief financial officer and chief operating officer of Clickguard Corporation which was acquired by Danka Corporation in 2003. From 1996 to 2000, Mr. Robinson was Chief Financial Officer of Bluecurve Corporation, a start-up software company, which was acquired by Red Hat Corporation in 2000. From 1992 to 1996, Mr. Robinson was the Corporate Controller for Prometrix Corporation, and following the acquisition of Prometrix by KLA-Tencor in 1994 became the Prometrix Division Controller. Mr. Robinson also held accounting and financial management positions at Hewlett Packard and Ford Aerospace and Communications Corporation from 1983 to 1992. Mr. Robinson earned both an MBA and Bachelor of Administration from the University of Utah.

Charles Callis joined us in February 2005. He brings over 17 years of executive-level technology sales and marketing experience. From 2002 to 2004, Mr. Callis was Vice President, Worldwide Sales and Marketing for ClearOne Communications where he built a global partner network of distributors and value-added resellers. From 2001 to 2002, Mr. Callis served as Vice President of Sales for e-learning platform company Learnframe, and from 1997 to 2001 as Vice President of Worldwide Sales and Alliances for Altiris, Inc. In nearly a decade with Novell, Inc. Mr. Callis held numerous executive positions including Vice President of Marketing responsible for $1.5 billion in product revenue, and as Vice President of Enterprise Customers. Mr. Callis was a key executive in driving Novell's European business from $25 million to over $500 million annually.

Darin Hunsaker joined us in January 2004. >From January 1996 to January 2004, he worked at PowerQuest, a computer storage management company which was acquired by Symantec Company in 2003. His experience and positions at PowerQuest include senior director of enterprise sales, vice president of global accounts, managing director and senior director of European sales, and director of channel sales and marketing. As managing director and senior director of European sales, Mr. Hunsaker was instrumental in opening PowerQuest’s European headquarters in Germany. Mr. Hunsaker earned a Bachelor’s degree in German and Business Management from Weber State University.

Fred Schade joined us in June 2004. Mr. Schade comes to Q Comm with over 21 years of experience in IT and software development. Most recently he served as the CTO and Vice President of R&D for MediConnect.net Inc. where he joined the company in 2000 and was responsible for all phases of product development and R&D strategies. From 1997 to 1999 he was the Director of Software Development for NetSchools Corporation, where he directed a 170-member team that performed most of the company's engineering, quality assurance, design, operations, maintenance, and support.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Hansen, Barnett & Maxwell, P.C. as our independent auditors for fiscal year 2005. Although shareholder approval is not required, we desire to obtain from the shareholders an indication of their approval or disapproval of the Board of Directors’ action in appointing Hansen, Barnett & Maxwell, P.C. as the independent auditors of the Company and its subsidiary. If the shareholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

A representative of Hansen, Barnett & Maxwell, P.C. will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. for fiscal year 2005 and proxies that are returned will be so voted unless otherwise instructed.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three non-management Directors and operates pursuant to a written Charter. During fiscal 2004, the Audit Committee held four meetings with the independent auditors. The Audit Committee’s primary purposes are (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence and (iv) the performance of our internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both AMEX and the SEC. The Board of Directors has also determined that each member is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such qualifications are defined under the rules of AMEX, and that Mr. Crook is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During fiscal 2004, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of Q Comm for fiscal 2004 be included in its Annual Report on Form 10-KSB/A for such fiscal year.

Submitted by the Audit Committee

Gary Crook, Chairman
Harry Hargens
Steven Phillips

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

On October 6, 2005, the Company engaged Hansen, Barnett & Maxwell, Salt Lake City, Utah as an independent registered public accounting firm for the Company to audit and report on our consolidated financial statements for the year ending December 31, 2005, and to review our quarterly unaudited condensed consolidated financial statements beginning with the quarter ended September 30, 2005.

Tanner LC declined to stand for re-election as our independent registered public accounting firm effective October 5, 2005. Tanner LC reported on our consolidated financial statements for the year ended December 31, 2004, and reviewed our unaudited condensed consolidated financial statements for the quarterly periods ended September 30, 2004, March 31, 2005 and June 30, 2005. For these periods and up to October 5, 2005, there were no disagreements with Tanner LC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner LC, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The audit report of Tanner LC, dated March 29, 2005, except for Notes 9, 14, 16 and 17, which are dated August 9, 2005, on our consolidated financial statements as of December 31, 2004 and for the year then ended, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition to its engagement as our independent registered public accounting firm, Tanner LC prepared our federal and state income tax filings for the year ended December 31, 2004.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v) during the year ended December 31, 2004 or the subsequent interim periods through October 5, 2005, except that Tanner LC reported in a letter to the Company’s Audit Committee, dated March 23, 2005, that it had identified deficiencies that existed in the design or operation of our internal control over financial reporting that it considered to be “significant deficiencies” and “material weaknesses.” These significant deficiencies and material weakness in our internal controls relate to lack of segregation of incompatible duties, lack of timely reconciliation of general ledger accounts (including cash), lack of controls over inventory (including the potential for employees to purposefully or inadvertently delete PIN’s without authorization or systems control), inadequate monitoring of accounting for acquisitions, and inadequate review and accounting for impairment of intangible assets. Additionally, there were significant deficiencies and material weakness in our internal control over the preparation of certain disclosures in the footnotes to the financial statements, including those related to the stock option disclosures required by SFAS No.148 and income tax disclosures required by SFAS No.109. The Company has disclosed these significant deficiencies and material weaknesses to the Company’s Audit Committee and Board of Directors. The Company has authorized Tanner LC to respond fully to any inquiries by Hansen, Barnett & Maxwell regarding significant deficiencies or material weaknesses in internal controls.

Additional effort is needed to fully remedy these significant deficiencies and material weaknesses and the Company is continuing its efforts to improve and strengthen its internal controls over accounting and financial reporting. The Company’s Audit Committee will continue to work with our management and outside advisors with the goal to implement internal controls over financial reporting that are adequate and effective.

No consultations occurred between the Company and Hansen, Barnett & Maxwell during the two most recent fiscal years and any subsequent interim period prior to Hansen, Barnett & Maxwell’s appointment as our independent registered public accounting firm regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our consolidated financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, as the case may be.

AUDIT COMMITTEE MATTERS AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The aggregate fees billed by our principal accounting firm, Pritchett, Siler & Hardy, P.C., for fees billed for the period from January 1, 2004 through July 30, 2004 and for the fiscal year ended December 31, 2003, are as follows:

	January 1, 2004 through July 30, 2004	2003

Audit Fees	$19,739	$24,942
Audit-Related Fees(1)	3,840	12,576
Total audit and audit related fees	$23,579	$37,518
Tax Fees(2)	9,825	466
All Other Fees	-	-
Total fees	$33,404	$37,964

(1)	Audit-related fees were for reviews of our filings for Form 10-KSB for 2003 and 2004.
(2)	Tax fees were for services related to preparation of tax returns for years ended 1999, 2000, 2001 and 2002.

All Audit-Related Fees, Tax Fees and Other Fees set forth in the table directly above were approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

The aggregate fees billed by our principal accounting firm, Tanner LC, for fees billed for the period from July 30, 2004 through December 31, 2004, are as follows:

	July 30, 2004 through December 31, 2004	2003

Audit Fees	$19,594	-
Audit-Related Fees	-	-
Total audit and audit related fees	$19,594	-
Tax Fees	-	-
All Other Fees	-	-
Total fees	$19,594	-

All Audit-Related Fees, Tax Fees and Other Fees set forth in the table directly above were approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Pursuant to the pre-approval policy of the Audit Committee, each of the permitted non-audit services in the tables directly above has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimus non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

  AUDIT COMMITTEE PRE-APPROVED POLICIES AND PROCEDURES

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee should consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

  EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation awarded to, earned by, or paid to our Chief Executive Officer and our other most highly compensated executive officers whose compensation exceeded $100,000 in 2004 for all services rendered to us in all capacities during the last three completed fiscal years.

Name and Principal Position	Annual Compensation			Long-term Compensation Securities Underlying Options
	Year	Salary	Bonus

Terry Kramer, Chief Executive Officer, President and Director(1)	2004 2003 2002	$201,731 $17,500(2) -	- - -	255,000(1) 45,000(1) -
Michael Keough, Chief Executive Officer, President and Director(3)	2004 2003 2002	$15,385(3) - -	- - -	- - -

Michael Openshaw, Chief Financial Officer, Secretary and Treasurer(4)	2004 2003 2002	$125,000 $110,586 $110,000	$ 7,668(4) $30,000 $10,000(6)	- 40,000(5) 6,667(7)
Darin W. Hunsaker, Vice President of Sales	2004 2003 2002	$120,192 - -	$36,390 - -	35,000(8) - -

(1)
Terry Kramer was hired in November 2003. He resigned effective December 31, 2004 and 127,500 unvested stock options expired on that date. Vested stock options expire 90 days after termination of employment. Mr. Kramer exercised 127,500 options in January 2005.

(2)	Terry Kramer was hired was hired in November 2003.
(3)	Michael Keough joined Q Comm in December 2004, following the resignation of Terry Kramer, as Chief Executive Officer, President and Director.
(4)	Represents 1,667 shares granted June 30, 2004 valued at $0.40 per share.
(5)	As of December 31, 2004, 20,000 shares were vested but have since been forfeited.
(6)	Represents 25,000 shares granted December 31, 2002 valued at $0.40 per share, which shares have since been forfeited.
(7)	As of December 31, 2004, 1,250 options were vested and the balance was forfeited.
(8)	As of December 31, 2004, 15,625 options were vested.

OPTIONS HELD BY NAMED EXECUTIVES

The following tables provide information with respect to stock options granted during the fiscal year ended December 31, 2004 to each of the executives named in the summary compensation table above and the number and aggregate value of unexercised options held by those executives as of December 31, 2004. The per share exercise price of all options was equal to, or above, the estimated fair market value of a share of common stock on the date of grant. No options granted to any named executives have been exercised.

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date

Terry Kramer	255,000	64.2%	$4.58	05/16/14(1)
Darin Hunsaker	20,000	5.0%	$6.50	01/05/14(2)
Darin Hunsaker	15,000	3.8%	$4.65	06/01/14(2)
Fred Schade	37,500	9.3%	$4.65	06/08/14(3)

(1)	Terry Kramer resigned effective December 31, 2004 and 127,500 unvested stock options expired on that due date. Vested stock options expire 90 days after termination of employment.
(2)	These options are earned quarterly over 2004 and 2005 based on the continued employment of the officer.
(3)	These options are earned quarterly over 2004, 2005 and 2006 based on the continued employment of the officer.

2004 Year-End Option Values
	Number of Shares Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Terry Kramer	172,500(2)	- (3)	$0	$0
Michael Openshaw	31,333(4)	20,000(5)	$0	$0
Darin Hunsaker	15,625(6)	19,375(7)	$0	$0
Fred Schade	6,250(8)	30,750(8)	$0	$0

(1)	Based on a $3.71 closing price of our stock on the American Stock Exchange on December 31, 2004.
(2)	Includes 127,500 options with an exercise price of $4.58 per share and 45,000 options with an exercise price of $6.50 per share.
(3)	See footnote (1) in the preceding table.
(4)	Includes 11,333 options with an exercise price of $15 per share and 20,000 options with an exercise price of $6.50 per share.
(5)	Have an exercise price of $6.50 per share.
(6)	Includes 10,000 options with an exercise price of $6.50 per share and 5.625 options with an exercise price of $4.65 per share.
(7)	Includes 10,000 options with an exercise price of $6.50 per share and 9,375 options with an exercise price of $4.65 per share
(8)	These options have an exercise price of $4.65 per share.

No options were exercised by the officers named above for the year ended December 31, 2004.

  EMPLOYMENT AGREEMENTS

We have entered into employment agreements with Michael Keough and Mark Robinson.

Mr. Keough’s agreement, which terminates December 31, 2006, pays him an annual salary of no less than $200,000. The agreement may be extended for successive one-year periods. If we terminate the agreement without cause, or if Mr. Keough terminates the agreement for good reason, the President/CEO is entitled to receive the greater of one year’s salary plus any target cash bonus he would be eligible to receive during that year or payment through the expiration date of the agreement. In addition, any stock options would vest immediately. Under the terms of his employment contract, Mr. Keough was also granted an option to purchase 150,000 shares of common stock at the market price per share on the date of grant in January 2005. Subsequent to the effective date of this employment agreement, Mr. Kough was granted an option to purchase and additional 20,000 shares of common stock at the $3.30 market price per share in August 2005.

Mr. Robinson’s agreement, which terminates December 6, 2006, pays him an annual salary of no less than $155,000. The agreement may be extended for successive one-year periods. If we terminate the agreement without cause, or if Mr. Robinson terminates the agreement for good reason, Mr. Robinson is entitled to receive the greater of one year’s salary plus any target cash bonus he would be eligible to receive during that year or payment through the expiration date of the agreement. In addition, any stock options would vest immediately. Under the terms of the agreement, Mr. Robinson was also granted an option to purchase 60,000 shares of common stock at the market price per share on the date of grant in August 2005.

  COMPENSATION OF DIRECTORS

Our outside directors receive quarterly payments of $4,125 and are reimbursed for travel costs. Committee chairs receive an additional $1,250 per quarter.

COMPANY STOCK PRICE PERFORMANCE

The following graph shows a comparison of the cumulative total shareholder return on Q Comm common stock over the past five fiscal years with the cumulative total return of the Russell 2000 Stock Index and Q Comm’s peer group, based on line-of-business, comprised of Euronet Worldwide, First Data Corp, Global ePoint Inc, and Hypercom Corp. The graph assumes $100 is invested in Q Comm’s common stock and in each of the two indices at the closing market quotation on June 23, 2000 (which was the day on which Q Comm’s common stock began trading) and that dividends are reinvested.

	June, 2000	2000	2001	2002	2003	2004

Q Comm	$100	$30.93	$121.13	$54.85	$32.45	$18.84

Russell 2000	$100	$95.33	$97.70	$77.68	$114.39	$135.36

Peer Group	$100	$71.83	$133.21	$96.03	$138.26	$160.27

The stock price performance graphs depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All compensation decisions for each of the executive officers named in this Proxy Statement were made, from the period from January 1, 2004 though March 8, 2004, by the then constituted Compensation Committee, and for the period from March 9, 2004 through December 31, 2004, by the Compensation and Personnel Committee, consisting of Messrs. Jurika (Chairman), Phillips and Tesmer. No member of the Compensation and Personnel Committee is or was formerly an officer or employee of the Company. No interlocking relationship exists between our Board of Directors and its Compensation and Personnel Committee and the board of directors and compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that the audit committee must review all transactions with any officer, director or 5% stockholder.

On May 27, 2004, the Company issued an option to purchase 15,000 shares of common stock to William Jurika, the Chairman of the Company’s Board, at a market price on that date of $4.58. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2005, 2006 and 2007. This option expires after May 26, 2009.

On May 27, 2004, the Company issued an option to purchase 15,000 shares of common stock to Gary Crook, a Director on the Company’s Board and the Chairman of the Company’s Audit Committee, at a market price on that date of $4.58. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2005, 2006 and 2007. This option expires after May 26, 2009.

On May 27, 2004, the Company issued an option to purchase 15,000 shares of common stock to Steve Phillips, a Director on the Company’s Board and member of the Company’s Audit Committee, at a market price on that date of $4.58. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2005, 2006 and 2007. This option expires after May 26, 2009.

On May 27, 2004, the Company issued an option to purchase 15,000 shares of common stock to Tom Tesmer, a Director on the Company’s Board and member of the Company’s Compensation and Personnel Committee, at a market price on that date of $4.58. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2005, 2006 and 2007. This option expires after May 26, 2009.

On May 27, 2004, the Company issued an option to purchase 15,000 shares of common stock to Harry Hargens, a Director on the Company’s Board and member of the Company’s Audit Committee, at a market price on that date of $4.58. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2005, 2006 and 2007. This option expires after May 26, 2009.

On May 31, 2004, the Company sold 125,000 of restricted common stock at $4.00 per share to the Jurika Family Trust through a private placement. The Jurika Family Trust owns 5% or more of the Company’s common stock.

On July 9, 2004, the Company sold 125,000 of restricted common stock at $4.00 per share to the Jurika Family Trust through a private placement. The Jurika Family Trust owns 5% or more of the Company’s common stock.

On July 9, 2004, the Company sold 125,000 of restricted common stock at $4.00 per share to JMK Investment Partners, LLC. JMK Investment Partners, LLC owns 5% or more of the Company’s common stock.

On July 9, 2004, the Company sold 300,000 of restricted common stock at $4.00 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On August 20, 2004, the Company sold 150,000 of restricted common stock at $4.00 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On December 27, 2004, the Company sold 100,000 of restricted common stock at $5.00 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On April 5, 2005, the Company sold 100,000 of restricted common stock at $5.00 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On April 5, 2004, the Company sold 100,000 of restricted common stock at $5.00 per share to JMK Investment Partners, LLC. JMK Investment Partners, LLC owns 5% or more of the Company’s common stock.

On April 5, 2005, the Company sold 100,000 of restricted common stock at $5.00 per share to Jurika Family Trust through a private placement. The Jurika Family Trust owns 5% or more of the Company’s common stock..

On March 25, 2005, the Company received $500,000 in cash from William Jurika, the Company’s Chairman of the Board, in exchange for the issuance of a note. This unsecured loan was scheduled to mature on June 24, 2005 and carried an annual interest rate of 5%. In April 2005, the note was repaid together with $972 in interest.

In June 2005, the Company received $614,000 in cash from William Jurika, the Company’s Chairman of the Board, and entered in to a written agreement, dated July 11, 2005, setting forth the terms of this debt financing. This debt arrangement is evidenced by a note bearing interest at an annual rate of 5% and is payable in full on or before July 7, 2007. This note called for the company to issue to the Jurika Family Trust a warrant to purchase 230,000 shares of common stock, which is exercisable for a period of five years at a price of $3.51 per share. Mr. Jurika is a co-trustee of the Jurika Family Trust. The Jurika Family Trust holds 5% or more of the Company’s common stock.

On June 16, 2005, the Company sold 270,000 of restricted common stock at $3.07 per share to Pike Capital, LP, which holds 5% or more of the Company’s common stock.

On August 22, 2005, the Company issued an option to purchase 5,000 shares of common stock to William Jurika, the Chairman of the Company’s Board, at a market price on that date of $3.30. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2006, 2007 and 2008. This option expires after August 22, 2010.

On August 22, 2005, the Company issued an option to purchase 10,000 shares of common stock to Gary Crook, a Director on the Company’s Board and Chairman of the Company’s Audit Committee, at a market price on that date of $3.30. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2006, 2007 and 2008. This option expires after August 22, 2010.

On August 22, 2005, the Company issued an option to purchase 5,000 shares of common stock to Steve Phillips, a Director on the Company’s Board and a member of the Company’s Audit Committee, at a market price on that date of $3.30. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2006, 2007 and 2008. This option expires after August 22, 2010.

On August 22, 2005, the Company issued an option to purchase 5,000 shares of common stock to Tom Tesmer, a Director on the Company’s Board and a member of the Company’s Compensation and Personnel Committee, at a market price on that date of $3.30. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2006, 2007 and 2008. This option expires after August 22, 2010.

On August 22, 2005, the Company issued an option to purchase 5,000 shares of common stock to Harry Hargens, a Director on the Company’s Board and a member of the Company’s Audit Committee, at a market price on that date of $3.30. The shares represented by this option become purchasable in three installments on the anniversary date of the date of grant in 2006, 2007 and 2008. This option expires after August 22, 2010.

We have also entered into various compensation arrangements with executive officers of the Company as further described in the Section entitled “Executive Compensation.”

MISCELLANEOUS

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2006 must follow the procedures found in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our bylaws. To be eligible for inclusion in the Company’s 2006 proxy materials, all qualified proposals must be received by our Corporate Secretary within a reasonable period of time before the Company prints and mails proxy materials to shareholder.

A shareholder’s notice must set forth, as to each proposed matter: (i) as to each person whom the shareholder proposes to nominate for election to the Board of Directors, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the shareholder proposing such business; (iv) the number of shares of Company common stock which are beneficially owned by such shareholder; and (v) any financial interest of the shareholder in such proposal or nomination.

POLICIES ON REPORTING OF CONCERNS REGARDING ACCOUNTING AND OTHER MATTERS AND ON COMMUNICATING WITH NON-MANAGEMENT DIRECTORS

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about our conduct or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern by forwarding it in a sealed envelope to Gary Crook, the Chairperson of the Audit Committee, in care of Corporate Secretary at 510 East Technology Avenue, Building C, Orem Utah 84097, such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.” All communication received will be relayed to the Chairperson of our Audit Committee.

SOLICITATION OF PROXIES

The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the shareholders will be borne by Q Comm. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Q Comm. Q Comm also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Q Comm, upon request, will reimburse them for their expenses in so doing.

EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By order of the Board of Directors

/s/ William K. Jurika
William K. Jurika
Chairman of the Board
Dated: Orem, Utah
November 8, 2005

APPENDIX A
CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS OF
Q COMM INTERNATIONAL, INC.

PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Q Comm International, Inc. and its subsidiaries (the “Corporation”), including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the American Stock Exchange (“Amex”) and the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the SEC pursuant to the Act. Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Corporation for prior service so long as such compensation is not contingent in any way on continued service.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be “able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement,” as such qualification is interpreted by the Board in its business judgment, or must become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have “past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities,” as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an “audit committee financial expert,” as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a “financial expert,” the Committee shall so inform the Corporation.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of Amex and the SEC.

MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Amex or any other applicable regulatory authority:

Selection and Evaluation of Auditors

1.
In its sole discretion (subject, if applicable, to shareholder ratification), retain, determine funding for and oversee the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

2.
Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management). Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting;

3.
Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

4.	Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)
all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

5.	Oversee the independence of the Corporation’s independent auditors by, among other things:

(a)
actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

(b)
ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation’s financial statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

(c)
ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditors who participated in any capacity in the Corporation’s audit; and

(d)	considering whether there should be a regular rotation of the Corporation’s independent auditors;

6.
Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

7.
Inform the Corporation’s independent auditors that, to the extent the Corporation’s independent auditors do not already provide such information, the Committee expects the independent auditors’ communications to the Committee to include the items required under the rules promulgated under the Act;

Oversight of Annual Audit and Quarterly Reviews

8.
Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities, and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

9.	Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

10.	Review with management and the Corporation’s independent auditors, the following:

(a)
the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(b)
critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation’s financial statements;

(c)
major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(d)
all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(e)	all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(f)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

11.	Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls; and

(c)
any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

12.	Attempt to resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

13.
Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(a)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(b)	any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement; and

(c)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

14.	Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

Oversight of Financial Reporting Process and Internal Controls

15.	Review:

(a)
the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation; and

(b)
as required by law, the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation’s annual report;

16.
Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

17.
Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

18.
Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

19.
Review the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

20.	Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

21.
Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

Other Matters

22.
Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

23.	Review and approve or disapprove all proposed related party transactions (including all transactions required to be disclosed by Item 404 of Regulation S-K of the SEC);

24.
Issue the report pursuant to Item 306 of Regulation S-K of the Sec that is required to be included in the Corporation’s annual proxy statement addressing the Committee’s review of the Corporation’s financial statements, certain communications with management and with the independent auditors, the Committee’s recommendation as to whether the financial statements should be included in the Corporation’s annual report of Form 10-K or 10-KSB, as the case may be;

25.	Review the certifications and reports required by Sections 302, 404 and 906 of the Act, and the rules, if any, promulgated thereunder;

26.
Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

27.
Review the Corporation’s program to monitor compliance with the Corporation’s Code of Ethics, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Ethics;

28.	Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, if applicable;

29.
Maintain procedures, as set forth in Annex A hereto, for the receipt, retention and treatment of complaints received by the Corporation regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters;

30.	Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties;

31.
Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining and determining funding for, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

32.
Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

33.
Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

34.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

1.	Report regularly to the Board on its activities, as appropriate;

2.	Exercise reasonable diligence in gathering and considering all material information;

3.	Understand and weigh alternative courses of conduct that may be available;

4.	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

5.
If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

6.	Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting review or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation form which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

**********

Annex A

Procedures for the Anonymous Submission of Complaints or Concerns
Regarding Financial Statement Disclosures, Accounting,
Internal Accounting Controls or Auditing Matters

The following is the procedure for the confidential, anonymous submission by employees of Q Comm International, Inc. and its subsidiaries (the “Corporation”) of concerns regarding questionable accounting, internal control, auditing or related matters (“Concerns”):

1.
The Corporation shall forward to the Audit Committee of the Board of Directors (the “Audit Committee”) any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2.
Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any Concerns by setting forth such Concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in care of the Corporation’s Corporate Secretary (the “Secretary”), such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.” If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Secretary shall be forwarded promptly to the Chair of the Audit Committee.

3.
The Secretary shall prepare an executive summary of the contents of each submission with respect to Concerns that do not specifically allege participation in wrongdoing by the Corporation’s Chief Executive Officer (the “CEO”) and send it to the CEO. The CEO shall promptly investigate the subject of each such executive summary and report his findings in writing to the Chairman of the Audit Committee with recommendations, if any. The Secretary shall send a copy of each submission with respect to Concerns that specifically allege participation in wrongdoing by the CEO both to the Chairman of the Audit Committee and to the CEO.

4.
At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

5.	The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

6.	This Annex A shall appear on the Corporation’s website as part of this Charter.

APPENDIX B
CHARTER
OF THE
COMPENSATION AND PERSONNEL COMMITTEE
OF THE
BOARD OF DIRECTORS OF
Q COMM INTERNATIONAL, INC.

PURPOSE OF THE COMMITTEE

The Compensation and Personnel Committee (the “Committee”) is appointed by the Board of Directors of Q Comm International, Inc. (the “Company”) to:

•	Determine, or recommend to the Board for determination, the compensation of the Chief Executive Officer;

•	Review and recommend the compensation and benefits payable to the Company’s officers;

•	Review the Company’s policy relating to employee compensation and benefits;

•	Administer the Company’s stock option plans; and

•	Select, or recommend to the Board, director nominees for the next annual meeting of shareholders.

COMPOSITION OF THE COMMITTEE

The Committee will be composed of three directors who satisfy the definition of “independent” under the listing standards of the American Stock Exchange (AMEX). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

MEETINGS OF THE COMMITTEE

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities but at least four times a year.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Committee, to the extent it deems necessary or appropriate, will:

•	Review the individual goals and objectives, and evaluate the performance of the Chief Executive Officer, and set the Chief Executive Officer’s compensation based on this evaluation;

•	Review and recommend to the Board the compensation and benefits payable to the Company’s officers;

•	Review the Company’s policy relating to employee compensation and benefits;

•	Administer the Company’s stock option plans;

•	Review and approve the structure, key elements and payout of any of the Company’s bonus programs;

•	Work to ensure that the Company’s management team has an effective and timely mechanism for review, compensation and promotion of Company employees;

•	Direct the Company’s management team including the Manager of Human Resources to research and address any significant compensation or personnel issue;

•	Identify individuals qualified to become members of the Board;

•	Select[1] , or recommend to the Board, director nominees to be presented for shareholder approval at the annual meeting;

•	Select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary;

•
At the Company’s expense, the Committee will have the authority, to the extent it deems necessary or appropriate, to retain a firm to be used to assist in carrying out its responsibilities. The Committee shall have sole authority to retain and terminate any such firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors;

•	The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval; and

•	The Committee will annually evaluate the Committee’s own performance.

Adopted on March 9, 2004.

1 Subject to the contractual or other commitments of the Company to provide third parties with the ability to nominate and/or appoint directors, the selection and nomination of such directors is not subject to approval by the Nominating Committee.

B-1

PROXY
Q COMM INTERNATIONAL, INC.
510 East Technology Avenue, Orem, Utah 84097
Annual Meeting of Shareholders, November 29, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Q Comm International, Inc., a Utah corporation (“Q Comm”), hereby appoints William Jurika and Michael Keough as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of Q Comm held of record by the undersigned as of November 2, 2005 (the record date), at the Annual Meeting of Shareholders to be held on November 29, 2005 or at any continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.

1.    ELECTION OF DIRECTORS

❒	FOR all nominees listed below	❒	WITHHOLD AUTHORITY
(except as marked to the contrary below)		to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Gary Crook	Harry Hargens	William Jurika

Michael Keough	Steven Phillips	Thomas Tesmer

2.    PROPOSAL TO RATIFY APPOINTMENT OF HANSEN, BARNETT & MAXWELL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005

❒	FOR	❒	AGAINST	❒	ABSTAIN

3.    IN THEIR DISCRETION, Proxy Holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF HANSEN, BARNETT & MAXWELL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

Please sign exactly as your name appears on the records of Q Comm’s transfer agent. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, the President or other authorized officer must sign in the full corporate name. If a partnership or similar entity, an authorized person must sign in the partnership name.

Please mark, sign, date, and return this Proxy promptly. By signing below, the undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 8, 2005, accompanying this Proxy.

Dated: ______________________________________________

___________________________________________________
Signature (if held by an individual)

_______________________ ___________________________
Print Name	Name of Entity Shareholder (if not held by an individual)

_______________________ ___________________________
Signature (if held jointly)	Signature of Authorized Signer of Entity

_______________________ ___________________________
Print Name	Title of Authorized Signer

RETURN PROXY TO: Q Comm International, Inc., 510 East Technology Avenue, Orem, Utah 84097